UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 23, 2019

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Front Street Mount Horeb, Wisconsin 53572
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, No Par Value	DLTH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, our shareholders voted on proposals to: (1) elect the eight individuals nominated by the Board of Directors of the Company to serve as directors until the 2020 Annual Meeting of Shareholders, and (2) ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the year ending February 2, 2020.  The final voting results on these proposals are as follows:

(1)  Election of the below-named nominees to the Board of Directors of the Company:

Nominee	Class of Common Stock	Number of Votes FOR	Withhold Authority	Broker Non-Votes

Stephen L. Schlecht	Class A	33,642,000	0	0
	Class B	21,346,821	3,706,057	3,325,287

Stephanie L. Pugliese	Class A	33,642,000	0	0
	Class B	25,012,860	35,042	3,325,287

E. David Coolidge III	Class A	33,642,000	0	0
	Class B	24,115,340	929,222	3,325,287

Francesca M. Edwardson	Class A	33,642,000	0	0
	Class B	25,012,551	35,175	3,325,287

David C. Finch	Class A	33,642,000	0	0
	Class B	23,712,859	1,334,167	3,325,287

Thomas G. Folliard	Class A	33,642,000	0	0
	Class B	25,009,914	37,613	3,325,287

Brenda I. Morris	Class A	33,642,000	0	0
	Class B	25,007,512	40,215	3,325,287

Scott K. Williams	Class A	33,642,000	0	0
	Class B	25,019,504	30,027	3,325,287

(2)  Ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the year ending February 2, 2020:

Class of Common Stock	Number of Votes FOR	Number of Votes Against	Withheld/Abstentions
Class A	33,642,000	0	0

Class B	28,227,082	133,602	20,038

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: May 29, 2019	By: /s/ David Loretta
David Loretta Senior Vice President and Chief Financial Officer

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